SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2003

FRAWLEY CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-6436	95-2639686
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5737 Kanan Road. PMB #188 Agoura Hills, California 91301

(Address of Principal Executive Offices)

(818) 735-6640

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On October 10, 2003, the Frawley Family Trust (the “Trust”) distributed 314,187 of its shares of Frawley Corporation common stock par value $1.00 per share to the following beneficiaries listed below.

It is anticipated that within two weeks, the Trust will distribute an additional 14,596 of its shares of Frawley Corporation common stock par value $1.00 per share to the following beneficiaries listed below:

Name of Beneficiary	Number of Shares	Percentage of ownership after distribution

Dr. Patrick Joseph Frawley III 436 N. Ontare Rd. Santa Barbara, CA 93105	54,796	11.56%(1)

Miss Mary Louise Frawley 10633 Wilkins Ave. # 1 Los Angeles, CA 90024	54,797	11.68%

Mrs. Eileen Frawley Callahan 10700 Wilshire Blvd. # 303 Los Angeles, CA 90024	54,798	8.36%

Mr. Michael P. Frawley 28756 W. Pisces St. Agoura Hills, CA 91301	54,798	11.13%

Mrs. Joan Frawley Desmond 7106 44th St. Chevy Chase, MD 20815	54,797	8.86%

Mrs. Barbara Frawley Ross 315 E 72nd St # 19B New York, NY 10021	54,797	4.48%

Total	328,783	56.07%

(1)	Additionally Dr. Frawley holds 22,456 shares or 1.83% as custodian for his children, as to which he disclaims beneficial ownership.

Upon completion of the distribution, the Trust held no shares or 0% of our issued and outstanding common stock. The shares were distributed pursuant to an exemption from registration made available under Section 4(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAWLEY CORPORATION

Date:	October 10, 2003	By:	/s/ MICHAEL P. FRAWLEY
		Name:	Michael P. Frawley
		Title:	President

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